                                                                      Exhibit 11
                                                                        Page 1


                           Union Planters Corporation
                       Computation of Earnings per Share


                                                                      Years Ended December 31
                                                            -----------------------------------------
                                                            1993              1992               1991
                                                             ----              ----               ----
                                                              (Dollars in thousands, except share and
                                                                           per share data)
Primary Earnings Per Share
- --------------------------


Computation for Statement of Earnings
- -------------------------------------
Reconciliation of earnings to amounts used
  for primary earnings per share:
          Net earnings                                       $    63,063     $    41,439    $    27,508
          Less:  Preferred stock dividends
          Series B                                                  (352)           (352)          (352)
          Series C                                                (1,790)         (1,790)          (661)
          Series D                                                  (494)           (247)             -
          Series E                                                (5,832)         (3,777)             -
                                                             -----------     -----------    -----------
     Net earnings applicable to primary
       earnings per share                                    $    54,595     $    35,273    $    26,495
                                                             ===========     ===========    ===========


Reconciliation of weighted average number of
     shares to amount used in primary earnings
     per share computation:
          Average shares outstanding                          19,434,536      16,618,751     16,564,094
     Average common equivalent shares:
          Assumed exercise of options                            187,286         145,851         67,963
                                                             -----------     -----------     ----------
          Primary average shares outstanding                  19,621,822      16,764,602     16,632,057
                                                             ===========     ===========     ==========

Primary earnings per share                                         $2.78           $2.10          $1.59
                                                                   =====           =====          =====

                                                                      Exhibit 11
                                                                        Page 2


                           Union Planters Corporation
                       Computation of Earnings per Share


                                                                         Years Ended December 31
                                                               -----------------------------------------
                                                               1993              1992               1991
                                                               ----              ----               ----
                                                                (Dollars in thousands, except share and
                                                                            per share data)

Fully Diluted Earnings Per Share
- --------------------------------


Computation for Statement of Earnings
- -------------------------------------
Earnings used for fully diluted earnings
  per share:
          Net earnings                                         $    63,063      $    41,439       $   27,508
          Less:  Preferred stock dividends
                 Series C                                           (1,790)          (1,790)            (661)
                                                               -----------      -----------       ----------
          Net earnings applicable to fully
            diluted earnings per share                         $    61,273      $    39,649       $   26,847
                                                               ===========      ===========       ==========



Reconciliation of weighted average number of
     shares to amount used in fully diluted
     earnings per share computation:
          Average shares outstanding                            19,434,536       16,618,751       16,564,094
          Average common equivalent shares:
            Assumed exercise of options                            205,365          163,420           81,720
            Assumed conversion of preferred stock:
               Series B                                            339,768          339,768          339,768
               Series D                                            235,655          127,521                -
               Series E                                          3,618,515        2,359,290                -
                                                               -----------       ----------       ----------
            Fully diluted average shares
               outstanding                                      23,851,839       19,608,750       16,985,582
                                                               ===========       ==========       ==========


Fully diluted earnings per share                                     $2.57            $2.02            $1.58
                                                                     =====            =====            =====